Exhibit 99.1

Mistras Group Delivers Strong Second Quarter Results

Revenue Increases 21%, Net Income Increases 15% and Adjusted EBITDA* Increases 16%.

PRINCETON JUNCTION, N.J., Jan. 8, 2013 (GLOBE NEWSWIRE) — Mistras Group, Inc. (NYSE:MG), a leading “one source” global provider of technology-enabled asset protection solutions, today reported financial results for its second quarter ended November 30, 2012. Revenue for the second quarter of fiscal 2013 was $137.7 million and net income was $9.2 million, or $0.32 per diluted share.

Summary financial highlights for the Fiscal 2013 second quarter and six month periods;

•      Revenue grew by 21% to $137.7 million for the quarter.  In the first six months, revenues grew by 22% to $251.1 million driven by acquisition growth of 18% and organic growth of 5%.

•      Adjusted EBITDA, a non-GAAP measure detailed later in this release, increased by 16% to $23.9 million and 21% to $39.3 million for the three and six month periods ended November 30, 2012, respectively.

•      Gross profit increased by 19% to $41.9 million in the second quarter and 21% in the first six months to $75.6 million.

•      Net Income increased by 15% to $9.2 million for the quarter and 20% in the first six months to $13.5 million

•      During the first six months of fiscal 2013, Net Cash Provided by Operating Activities grew to $27.4 million and EPS increased to $0.46 per diluted share versus $0.39 per diluted share in the prior year.

Chairman and Chief Executive Officer, Dr. Sotirios J. Vahaviolos stated, “Despite an uncertain economic environment in capital products and services spending, the Mistras model once again delivered strong financial results in our Second Fiscal Quarter. We believe that our leadership position in Asset Protection Solutions, along with our model which achieves revenue growth both organically and through acquisitions, will continue to be the right model for our shareholders in the future.”

Outlook and Guidance for Fiscal 2013

The Company’s outlook is for continued double digit growth in revenue and Adjusted EBITDA*. The Company is adjusting its fiscal 2013 guidance and now expects revenues for fiscal 2013 to be in the range of $525 million to $535 million and Adjusted EBITDA* to be in the range of $78 million to $85 million. Mistras does not provide quarterly guidance, but expects to affirm or update its annual guidance at least quarterly.

Earnings Conference Call

In connection with this earnings release, Mistras will hold its quarterly conference call on Wednesday, January 9th at 9:00 a.m. (Eastern). The call will be broadcast over the Web and can be accessed on Mistras’ Website, www.mistrasgroup.com. Individuals in the U.S. wishing to participate in the conference call by phone may call 1-888-396-2298 and use confirmation code 54810286 when prompted. The International dial-in number is 1-617-847-8708.

About Mistras Group, Inc.

Mistras offers one of the broadest “one source” services and technology-enabled asset protection solution portfolios in the industry used to evaluate the structural integrity of energy, industrial and public infrastructure. Mission critical services and solutions are delivered globally and provide customers with the ability to extend the useful life of their assets, improve productivity and profitability, comply with government safety and environmental regulations and enhance risk management operational decisions.

Mistras uniquely combines its industry leading products and technologies - 24/7 on-line monitoring of critical assets; mechanical integrity (“MI”) and non-destructive testing (“NDT”) services; and its proprietary world class data warehousing and analysis software - to provide comprehensive and competitive products, systems and services solutions from a single source provider.

For more information, please visit the company’s website at www.mistrasgroup.com or contact Frank Joyce, Chief Financial Officer at 609-716-4103.

Forward-Looking and Cautionary Statements

Certain statements made in this press release are “forward-looking statements” about Mistras’ financial results and estimates, products and services, business model, strategy, growth opportunities, profitability and competitive position, and other matters.  These forward-looking statements generally use words such as “future,” “possible,” “potential,” “targeted,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “will,” “may,” “should,” “could,” “would” and other similar words and phrases.  Such statements are not guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all.  These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements.  A list, description and discussion of these and other risks and uncertainties can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for fiscal year 2012 filed with the Securities and Exchange Commission on August 14, 2012, as updated by our reports on Form 10-Q and Form 8-K.  The forward-looking statements are made as of the date hereof, and Mistras undertakes no obligation to update such statements as a result of new information, future events or otherwise.

* Use of Non-GAAP Measures

The term “Adjusted EBITDA” used in this release is a financial measurement not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”).  A reconciliation of Adjusted EBITDA to a financial measurement under GAAP is set forth in a table attached to this press release.  In addition, the Company has also included tables for non-GAAP measurements “Adjusted Net Income” and “Adjusted Earnings Per Share,” also reconciling these measurements to a financial measurement under GAAP.  The Company believes that investors and other users of the financial statements benefit from the presentation of Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share because they provide additional metrics to compare the Company’s operating performance on a consistent basis and measure underlying trends and results of the Company’s business.

Mistras Group, Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

(in thousands, except share data)

	November 30, 2012	May 31, 2012
ASSETS
Current Assets
Cash and cash equivalents	$7,985	$8,410
Accounts receivable, net	105,901	104,515
Inventories, net	11,542	12,492
Deferred income taxes	1,876	1,885
Prepaid expenses and other current assets	7,650	6,321
Total current assets	134,954	133,623
Property, plant and equipment, net	69,796	63,527
Intangible assets, net	58,201	34,469
Goodwill	109,126	96,819
Other assets	750	1,378
Total assets	$372,827	$329,816

LIABILITIES, PREFERRED STOCK AND EQUITY
Current Liabilities
Current portion of long-term debt	$7,948	$5,971
Current portion of capital lease obligations	6,893	5,951
Accounts payable	8,937	11,944
Accrued expenses and other current liabilities	41,591	39,334
Income taxes payable	4,570	1,119
Total current liabilities	69,939	64,319
Long-term debt, net of current portion	51,717	34,258
Obligations under capital leases, net of current portion	12,763	13,094
Deferred income taxes	5,702	4,901
Other long-term liabilities	23,350	19,996
Total liabilities	163,471	136,568

Commitments and contingencies
Preferred stock, 10,000,000 shares authorized	—	—
Equity
Common stock, $0.01 par value, 200,000,000 shares authorized, 28,161,857 and 28,025,507 shares issued and outstanding as of November 30, 2012 and May 31, 2012, respectively	282	280
Additional paid-in capital	191,586	188,443
Retained earnings	20,780	7,336
Accumulated other comprehensive loss	(3,561)	(3,047)
Total Mistras Group, Inc. stockholders’ equity	209,087	193,012
Noncontrolling interest	269	236
Total equity	209,356	193,248
Total liabilities, preferred stock and equity	$372,827	$329,816

Mistras Group, Inc.

Unaudited Consolidated Statement of Operations

Three and Six Months Ended November 30, 2012 and November 30, 2011

	Three months ended November 30,		Six months ended November 30,
	2012	2011	2012	2011
Revenues:
Services	$127,731	$103,942	$226,956	$186,844
Products	9,998	10,278	24,160	18,823
Total revenues	137,729	114,220	251,116	205,667
Cost of revenues:
Cost of services	87,044	71,047	157,560	127,934
Cost of products sold	4,485	4,216	9,495	7,856
Depreciation related to services	4,124	3,556	8,100	6,879
Depreciation related to products	171	186	339	363
Total cost of revenues	95,824	79,005	175,494	143,032
Gross profit	41,905	35,215	75,622	62,635
Selling, general and administrative expenses	23,362	19,378	46,854	38,759
Research and engineering	530	602	1,047	1,191
Depreciation and amortization	2,167	1,503	4,062	2,982
Acquisition-related expense	(160)	(339)	(339)	(339)
Income from operations	16,006	14,071	23,998	20,042
Other expenses
Interest expense	1,075	1,145	2,121	1,806
Income before provision for income taxes	14,931	12,926	21,877	18,236
Provision for income taxes	5,745	5,008	8,400	7,124
Net income	9,186	7,918	13,477	11,112
Net (income) loss attributable to noncontrolling interests, net of taxes	(23)	38	(33)	72
Net income attributable to Mistras Group, Inc.	$9,163	$7,956	$13,444	$11,184
Earnings per common share:
Basic	$0.33	$0.29	$0.48	$0.40
Diluted	$0.32	$0.28	$0.46	$0.39
Weighted average common shares outstanding:
Basic	28,144	27,786	28,094	27,731
Diluted	29,008	28,600	29,036	28,417

Mistras Group, Inc. and Subsidiaries

Unaudited Operating Data by Segment

(in thousands)

	Three months ended November 30,		Six months ended November 30,
	2012	2011	2012	2011

Revenues
Services	$105,213	$96,909	$187,610	$172,598
International	26,777	11,857	51,206	21,630
Products and Systems	8,439	9,092	17,973	16,605
Corporate and eliminations	(2,700)	(3,638)	(5,673)	(5,166)
	$137,729	$114,220	$251,116	$205,667

	Three months ended November 30,		Six months ended November 30,
	2012	2011	2012	2011

Gross profit
Services	$30,692	$27,053	$51,632	$47,361
International	7,299	4,246	14,380	7,677
Products and System	3,975	4,263	9,220	8,014
Corporate and eliminations	(61)	(347)	390	(417)
	$41,905	$35,215	$75,622	$62,635

Mistras Group, Inc. and Subsidiaries

Unaudited Reconciliation of
Net Income Attributable to Mistras Group, Inc. to EBITDA and Adjusted EBITDA

(in thousands)

	Three months ended November 30,		Six months ended November 30,
	2012	2011	2012	2011
EBITDA and Adjusted EBITDA data
Net income attributable to Mistras Group, Inc.	$9,163	$7,956	$13,444	$11,184
Interest expense	1,075	1,145	2,121	1,806
Provision for income taxes	5,745	5,008	8,400	7,124
Depreciation and amortization	6,462	5,245	12,501	10,224
EBITDA	22,445	19,354	36,466	30,338
Stock compensation expense	1,572	1,545	3,206	2,547
Acquisition-related costs	(160)	(339)	(339)	(339)
Adjusted EBITDA	$23,857	$20,560	$39,333	$32,546

Mistras Group, Inc. and Subsidiaries

Unaudited Reconciliation of
Net Income Attributable to Mistras Group, Inc. (GAAP) to Adjusted Net Income and Adjusted Earnings Per Share (Non-GAAP)

(in thousands, except per share data)

	Three months ended November 30,		Six months ended November 30,
	2012	2011	2012	2011
Adjusted net income
Net income attributable to Mistras Group, Inc. (GAAP)	$9,163	$7,956	$13,444	$11,184

Acquisition-related costs ($0.2 million and $0.3 million, pre-tax for the three months ended November 30, 2012 and 2011 respectively and $0.3 million, pretax for each of the six months ended November 30, 2012 and 2011)	(98)	(208)	(208)	(206)
Adjusted net income (Non-GAAP)	$9,065	$7,748	$13,236	$10,978

Adjusted diluted net earnings per common share
Diluted earnings per common share (GAAP)	$0.32	$0.28	$0.46	$0.39
Acquisition-related costs	—	(0.01)	(0.01)	(0.01)
Adjusted diluted net earnings per common share (Non-GAAP)	$0.32	$0.27	$0.45	$0.38